November 3, 2006

Exhibit 8.1

November 3, 2006

NEW PLAN EXCEL REALTY TRUST, INC.
420 Lexington Avenue
New York, New York 10170

Ladies and Gentlemen:

This firm has acted as counsel to New Plan Excel Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with  its registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) relating to the registration by the Company of (i) $200,000,000 aggregate principal amount of the Company’s 3.70% convertible senior notes due 2026 (the “Convertible Notes”), and (ii) up to 7,454,340 shares of common stock, par value $0.01 per share, of the Company issuable upon conversion from time to time of the Convertible Notes (the “Shares”) ..  The Convertible Notes were issued under the Senior Securities Indenture, dated as of January 30, 2004, by and between the Company and U.S. Bank Trust National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 19, 2006, by and between the Company and the Trustee setting forth the terms of the Convertible Notes. The Convertible Notes and the Shares issuable upon conversion of the Convertible Notes are more fully described in the prospectus dated November 3, 2006 (the “Prospectus”) included in the Registration Statement.  This opinion regarding certain federal income tax matters related to the Company is furnished to you in connection with the filing of the Registration Statement with the SEC.  Capitalized terms not defined herein have the meanings ascribed to them in the Management Representation Letter (as defined below).

Basis for Opinions

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a

November 3, 2006

ruling), all as of the date hereof.  These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions.  Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following:

(1)           the Registration Statement which includes, without limitation, the Prospectus;

(2)           the Articles of Incorporation of the Company dated May 13, 1993, as amended through the date hereof (the “Company Articles of Incorporation”);

(3)           selected leases at various of the properties in which the Company has an interest; and

(4)           such other documents as we deemed necessary or appropriate.

We have relied, and the opinions set forth in this letter are premised, upon (i) certain written representations of the Company contained in a letter to us dated November 3, 2006 (the “Management Representation Letter”), (ii) certain written representations of PricewaterhouseCoopers LLP, independent public accountants of the Company for the Company’s taxable years prior to, and including, the Company’s 1998 taxable year, (iii) certain written representations of Schonbraun Safris McCann Bekritsky & Co., L.L.C., independent public accountants of the Company for the Company’s taxable years following, and including, the Company’s 1999 taxable year, and (iv) the opinion of Latham & Watkins to New Plan Realty Trust, dated September 28, 1998, concerning the qualification of Excel Realty Trust, Inc. as a real estate investment trust from January 1, 1993 through September 28, 1998.

November 3, 2006

For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including, without limitation, the Registration Statement and the Management Representation Letter.  We consequently have relied upon the representations in the Management Representation Letter, and statements in the Registration Statement, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.  We are not aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein.  Finally, our opinions are limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company.

In connection with our opinions, we have assumed, with your consent:

(i)            that (A) all of the representations and statements set forth in the documents that we reviewed, including, without limitation, the Management Representation Letter and the Registration Statement (collectively, the “Reviewed Documents”), are true and correct and will continue to be true and correct, (B) any representation or statement made as a belief or made “to the knowledge of” or similarly qualified is correct and accurate and will continue to be correct and accurate without such qualification, (C) each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, and (D) all of the obligations imposed by the Reviewed Documents on the parties thereto, including, without limitation, obligations under the Company Articles of Incorporation, have been and will continue to be performed or satisfied in accordance with their terms;

(ii)           the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

(iii)          that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us;

(iv)          that each of the subsidiaries of the Company has been and will continue to be operated in the manner described in Reviewed Documents and the

November 3, 2006

relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents; and

(v)           that the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland, each Corporate Affiliate is a validly organized and duly incorporated corporation under the laws of the state or country in which it is purported to be organized, and each of the Partnership Subsidiaries is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized.

Opinions

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

(a)   the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, for each of its taxable years ended December 31, 2002 through December 31, 2005, and the Company’s current organization and proposed method of operation (as described in the Management Representation Letter and the Registration Statement) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2006 and thereafter; and

(b)   the information in the Registration Statement under the caption “Material Federal Income Tax Considerations,” to the extent that such information constitutes matters of law or legal conclusions, is correct in all material respects as of the date hereof.

The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership.  We will not review the Company’s compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the operations of the Company, the sources of its income, the nature of its assets, the level of the Company’s distributions to its stockholders and the diversity of the Company’s stock ownership for any given taxable year will satisfy the requirements

November 3, 2006

under the Code for qualification and taxation as a REIT.  In addition, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue these opinions is incorrect, one or both of our opinions might be adversely affected and may not be relied upon.  We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter.

This opinion letter has been prepared in connection with the filing of the Registration Statement and speaks only as of the date hereof.  This opinion letter should not be relied upon by any person other than you or for any other purpose.

For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of the name of the firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, however, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.